EXHIBIT 32.1

Certification of the Chief Executive Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Kingfish Holding Corporation (the “Company”) on Form 10-K for the annual period ending September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ted Sparling, as Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

A signed original of this written statement has been provided to Kingfish Holding Corporation and will be retained by Kingfish Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 17, 2022	/s/ Ted Sparling
Ted Sparling
Chief Executive Officer (Principal Executive Officer)